Exhibit 99.1

Financial Contact:	Media Contact:
Josh Hirsberg	David Strow
(702) 792-7234	(702) 792-7386
joshhirsberg@boydgaming.com	davidstrow@boydgaming.com

BOYD GAMING REPORTS FOURTH-QUARTER, FULL-YEAR 2021 RESULTS

Company Sets Fourth-Quarter, Full-Year Records for Revenues, Adjusted EBITDAR

and Net Income

Board Reinstates Quarterly Dividend, Increases Payout to $0.15 Per Share

LAS VEGAS - FEBRUARY 3, 2022 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the fourth quarter and full year ended December 31, 2021.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our Company finished 2021 with record quarterly performances across every segment of our operations.  For the fourth straight quarter, we set new records for Companywide EBITDAR and operating margins. And on a full-year basis, we surpassed our previous EBITDAR record by more than 50%, as we achieved Companywide operating margins of more than 40%. As we begin 2022, we remain focused on executing our proven operating strategy, as well as driving incremental growth through strategic reinvestments in our portfolio and the continued expansion of our online business."

Smith continued: "Given the ongoing strength of our business, we are expanding our program to return capital to our shareholders by reinstating our quarterly dividend.  In conjunction with our current share repurchase program, this action reflects our commitment to a balanced approach to creating long-term shareholder value.”

Boyd Gaming reported fourth-quarter 2021 revenues of $879.8 million, up 38.4% from $635.9 million in the fourth quarter of 2020. The Company reported net income of $109.8 million, or $0.96 per share, for the fourth quarter of 2021, compared to $83.3 million, or $0.73 per share, for the year-ago period.

Total Adjusted EBITDAR(1) was $347.3 million in the fourth quarter of 2021, increasing 65.0% from $210.5 million in the fourth quarter of 2020. Adjusted Earnings(1) for the fourth quarter of 2021 were $154.3 million, or $1.35 per share, compared to $51.9 million, or $0.46 per share, for the same period in 2020.  Companywide Adjusted EBITDAR margins after corporate expense were 39.5% in the fourth quarter of 2021, increasing from 33.1% in the year-ago quarter.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Operations Review(2)

Due to the impact of the COVID pandemic on the Company’s operations and related state-mandated restrictions during 2020, the Company is providing segment results for the fourth quarters of 2021, 2020 and 2019.

Revenues	Three Months Ended December 31,
				% Change
($ amounts in thousands)	2021	2020	2019	2021 vs 2020	2021 vs 2019
Las Vegas Locals	$236,272	$161,458	$223,851	46.3%	5.5%
Downtown Las Vegas	53,456	18,187	69,551	193.9%	(23.1)%
Midwest & South	590,113	456,223	539,729	29.3%	9.3%
Total Revenues	$879,841	$635,868	$833,131	38.4%	5.6%

Property Adjusted EBITDAR	Three Months Ended December 31,
				% Change
($ amounts in thousands)	2021	2020	2019	2021 vs 2020	2021 vs 2019
Las Vegas Locals	$123,615	$70,224	$73,285	76.0%	68.7%
Downtown Las Vegas	20,217	(150)	19,583	N/A	3.2%
Midwest & South	226,756	159,460	157,445	42.2%	44.0%
Property Adjusted EBITDAR	$370,588	$229,534	$250,313	61.5%	48.0%

Property Adjusted EBITDAR Margin	Three Months Ended December 31,
				Basis Point Change
	2021	2020	2019	2021 vs 2020		2021 vs 2019
Las Vegas Locals	52.3%	43.5%	32.7%	883	bps	1,958	bps
Downtown Las Vegas	37.8%	-0.8%	28.2%	N/A		966	bps
Midwest & South	38.4%	35.0%	29.2%	347	bps	925	bps
Property Adjusted EBITDAR Margin	42.1%	36.1%	30.0%	602	bps	1,208	bps

During the fourth quarter of 2021, the Company continued to deliver broad-based growth across its operations, setting fourth-quarter records for Adjusted EBITDAR and operating margins in all three operating segments.  Twenty-four of the Company’s 27 open properties delivered double-digit revenue growth during the quarter as compared to the prior-year period, while 26 properties grew Adjusted EBITDAR at a double-digit pace.

(2)

In the Las Vegas Locals segment, Eastside Cannery remained closed as of the date of this press release, while Eldorado Casino was closed until its sale on December 10, 2020. In the Downtown Las Vegas segment, Main Street Station reopened to the public on September 8, 2021. In the Midwest & South segment, Par-A-Dice was temporarily closed in mid-November 2020 and Valley Forge was temporarily closed in early December 2020; both properties reopened in January 2021.

Full-Year 2021 Results

For the full year 2021, Boyd Gaming reported revenues of $3.4 billion, compared to $2.2 billion for the full year 2020. The Company reported net income of $463.8 million, or $4.07 per share, compared to a net loss of $134.7 million, or $1.19 per share, for the full year 2020.

Total Adjusted EBITDAR for the full year 2021 was $1.4 billion versus $609.9 million for the full year 2020. Full-year 2021 Adjusted Earnings were $584.2 million, or $5.12 per share, compared to an Adjusted Loss of $17.5 million, or $0.15 per share, for the full year 2020.

The Company’s full-year 2021 pretax income was impacted by charges of $95.2 million related to early extinguishments of debt.  Financial results for the full year ended December 31, 2020, were significantly impacted by state-mandated COVID-19 property closures that began in mid-March 2020 and continued through the second quarter of 2020, as well as increased operating restrictions and additional property closures throughout the second half of the year.  Additionally, the Company’s full-year 2020 net loss was impacted by $174.7 million in noncash, pretax intangible asset impairment charges.

Dividend and Share Repurchase Program Update

Boyd Gaming’s Board of Directors approved the reinstatement of a regular quarterly dividend, starting in the second quarter of 2022.  The quarterly cash dividend of $0.15 per share will be paid on April 15, 2022, to shareholders of record as of March 15, 2022.  This represents an increase from the Company’s previous quarterly dividend of $0.07 per share, which was suspended in March 2020 due to the impact of the COVID pandemic on the Company’s operations.

In October 2021, the Company resumed regular share repurchases under a $300 million repurchase program authorized by the Board of Directors.  When combined with amounts remaining under a previous authorization, the Company had total availability of $361 million upon resuming its repurchase activity.

Balance Sheet Statistics

As of December 31, 2021, Boyd Gaming had cash on hand of $344.6 million, and total debt of $3.1 billion.

Conference Call Information
Boyd Gaming will host a conference call to discuss its fourth-quarter and full-year 2021 results today, February 3, at 5:00 p.m. Eastern.  The conference call number is (844) 200-6205, or +1-929-526-1599 for international callers.  The conference call passcode is 979572.  Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at https://investors.boydgaming.com, or: https://events.q4inc.com/attendee/629826300.

Following the call’s completion, a replay will be available by dialing (866) 813-9403 (+44 204 525 0658 for international callers) today, February 3, and continuing through Thursday, February 10.  The conference code for the replay will be 263059.  The replay will also be available at https://investors.boydgaming.com.

BOYD GAMING CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Revenues
Gaming	$685,908	$514,517	$2,705,523	$1,775,358
Food & beverage	67,404	39,555	230,045	178,878
Room	44,796	24,398	154,180	104,968
Other	81,733	57,398	280,062	119,286
Total revenues	879,841	635,868	3,369,810	2,178,490
Operating costs and expenses
Gaming	258,352	203,809	999,528	734,254
Food & beverage	55,943	37,391	192,334	182,666
Room	16,214	12,195	57,627	53,208
Other	54,953	37,535	182,991	66,960
Selling, general and administrative	94,517	89,677	366,156	350,358
Master lease rent expense (a)	26,306	25,915	104,702	101,907
Maintenance and utilities	30,859	26,546	126,115	115,097
Depreciation and amortization	68,455	75,533	267,787	281,031
Corporate expense	31,380	17,617	117,675	76,143
Project development, preopening and writedowns	18,300	(10,243)	31,815	(661)
Impairment of assets	8,200	3,600	8,200	174,700
Other operating items, net	(519)	4,994	14,776	28,564
Total operating costs and expenses	662,960	524,569	2,469,706	2,164,227
Operating income	216,881	111,299	900,104	14,263
Other expense (income)
Interest income	(413)	(424)	(1,819)	(1,900)
Interest expense, net of amounts capitalized	41,250	57,044	199,442	230,484
Loss on early extinguishments and modifications of debt	29,638	791	95,155	1,791
Other, net	1,099	(39,892)	3,387	(45,098)
Total other expense, net	71,574	17,519	296,165	185,277
Income (loss) before income taxes	145,307	93,780	603,939	(171,014)
Income tax benefit (provision)	(35,525)	(10,493)	(140,093)	36,314
Net income (loss)	$109,782	$83,287	$463,846	$(134,700)

Basic net income (loss) per common share	$0.96	$0.73	$4.07	$(1.19)
Weighted average basic shares outstanding	113,957	113,573	113,866	113,515

Diluted net income (loss) per common share	$0.96	$0.73	$4.07	$(1.19)
Weighted average diluted shares outstanding	114,114	113,945	114,103	113,515

__________________________________________

(a) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDA to Net Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
Total Revenues by Reportable Segment
Las Vegas Locals	$236,272	$161,458	$886,054	$561,989
Downtown Las Vegas	53,456	18,187	155,806	94,503
Midwest & South	590,113	456,223	2,327,950	1,521,998
Total revenues	$879,841	$635,868	$3,369,810	$2,178,490

Adjusted EBITDAR by Reportable Segment
Las Vegas Locals	$123,615	$70,224	$473,187	$198,744
Downtown Las Vegas	20,217	(150)	51,300	1,075
Midwest & South	226,756	159,460	926,955	480,446
Property Adjusted EBITDAR	370,588	229,534	1,451,442	680,265
Corporate expense, net of share-based compensation expense (a)	(23,292)	(19,038)	(85,457)	(70,371)
Adjusted EBITDAR	347,296	210,496	1,365,985	609,894
Master lease rent expense (b)	(26,306)	(25,915)	(104,702)	(101,907)
Adjusted EBITDA	320,990	184,581	1,261,283	507,987

Other operating costs and expenses
Deferred rent	207	222	828	888
Depreciation and amortization	68,455	75,533	267,787	281,031
Share-based compensation expense	9,466	(824)	37,773	9,202
Project development, preopening and writedowns	18,300	(10,243)	31,815	(661)
Impairment of assets	8,200	3,600	8,200	174,700
Other operating items, net	(519)	4,994	14,776	28,564
Total other operating costs and expenses	104,109	73,282	361,179	493,724
Operating income	216,881	111,299	900,104	14,263
Other expense (income)
Interest income	(413)	(424)	(1,819)	(1,900)
Interest expense, net of amounts capitalized	41,250	57,044	199,442	230,484
Loss on early extinguishments and modifications of debt	29,638	791	95,155	1,791
Other, net	1,099	(39,892)	3,387	(45,098)
Total other expense, net	71,574	17,519	296,165	185,277
Income (loss) before income taxes	145,307	93,780	603,939	(171,014)
Income tax benefit (provision)	(35,525)	(10,493)	(140,093)	36,314
Net income (loss)	$109,782	$83,287	$463,846	$(134,700)

__________________________________________

(a) Reconciliation of corporate expense:

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands)	2021	2020	2021	2020
Corporate expense as reported on Condensed Consolidated
Statements of Operations	$31,380	$17,617	$117,675	$76,143
Corporate share-based compensation expense	(8,088)	1,421	(32,218)	(5,772)
Corporate expense, net, as reported on the above table	$23,292	$19,038	$85,457	$70,371

(b) Rent expense incurred by those properties subject to a master lease with a real estate investment trust.

BOYD GAMING CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliations of Net Income to Adjusted Earnings

and Net Income Per Share to Adjusted Earnings Per Share

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2021	2020	2021	2020
Net income (loss)	$109,782	$83,287	$463,846	$(134,700)
Pretax adjustments:
Project development, preopening and writedowns	18,300	(10,243)	31,815	(661)
Impairment of assets	8,200	3,600	8,200	174,700
Other operating items, net	(519)	4,994	14,776	28,564
Loss on early extinguishments and modifications of debt	29,638	791	95,155	1,791
Other, net	1,099	(39,892)	3,387	(45,098)
Total adjustments	56,718	(40,750)	153,333	159,296

Income tax effect for above adjustments	(12,183)	9,352	(33,026)	(38,207)
Impact of tax audit settlements	—	—	—	(4,505)
Impact of tax valuation allowance	—	—	—	568
Adjusted earnings (loss)	$154,317	$51,889	$584,153	$(17,548)

Net income (loss) per share, diluted	$0.96	$0.73	$4.07	$(1.19)
Pretax adjustments:
Project development, preopening and writedowns	0.16	(0.09)	0.28	(0.01)
Impairment of assets	0.07	0.03	0.07	1.54
Other operating items, net	—	0.05	0.13	0.25
Loss on early extinguishments and modifications of debt	0.26	0.01	0.83	0.02
Other, net	0.01	(0.35)	0.03	(0.40)
Total adjustments	0.50	(0.35)	1.34	1.40

Income tax effect for above adjustments	(0.11)	0.08	(0.29)	(0.33)
Impact of tax audit settlements	—	—	—	(0.04)
Impact of tax valuation allowance	—	—	—	0.01
Adjusted earnings (loss) per share, diluted	$1.35	$0.46	$5.12	$(0.15)

Weighted average diluted shares outstanding	114,114	113,945	114,103	113,515

Non-GAAP Financial Measures

Our financial presentations include the following non-GAAP financial measures:

●	EBITDA: earnings before interest, taxes, depreciation and amortization,
●

Adjusted EBITDA: EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and writedown expenses, impairments of assets, gain or loss on early extinguishments and modifications of debt and other operating items, net,

●	EBITDAR: EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●	Adjusted EBITDAR: Adjusted EBITDA further adjusted for rent expense associated with master leases with a real estate investment trust,
●

Adjusted Earnings: net income before project development, preopening and writedown expenses, impairments of assets, other items, net, gain or loss on early extinguishments and modifications of debt, and other non-recurring adjustments, net, and,

●	Adjusted Earnings Per Share (Adjusted EPS): Adjusted Earnings divided by weighted average diluted shares outstanding.

Collectively, we refer to these and other non-GAAP financial measures as the “Non-GAAP Measures”.

The Non-GAAP Measures are commonly used measures of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (GAAP), provide our investors with a more complete understanding of our operating results and facilitates comparisons between us and our competitors. We provide this information to investors to enable them to perform comparisons of our past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported these measures to our investors and believe that the continued inclusion of the Non-GAAP Measures provides consistency in our financial reporting. We also believe this information is useful to investors in allowing greater transparency related to significant measures used by our management in their financial and operational decision-making, their evaluation of total company and individual property performance, in the evaluation of incentive compensation and in the annual budget process.   Management also uses Non-GAAP Measures in the evaluation of potential acquisitions and dispositions. We believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company.

The use of Non-GAAP Measures has certain limitations. Our presentation of the Non-GAAP Measures may be different from the presentation used by other companies and therefore comparability may be limited. While excluded from certain of the Non-GAAP Measures, depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred. Each of these items should also be considered in the overall evaluation of our results. Additionally, the Non-GAAP Measures do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. We do not provide a reconciliation of forward-looking Non-GAAP Measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

The Non-GAAP Measures are to be used in addition to and in conjunction with results presented in accordance with GAAP. The Non-GAAP Measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. The Non-GAAP Measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding continued growth in visitation and spending among the Company’s core customers, the Company’s views that it will be able to drive continued revenue and EBITDAR growth throughout its business, the impacts of COVID-19 on the Company, the Company’s operating strategy, and the Company’s confidence in its long-term growth trajectory. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement.  These risks and uncertainties include, but are not limited to: the ongoing uncertainty about COVID-19, its duration and impact, the extent of consumer demand, potential negative effects on the Company’s workforce, suppliers, contractors and other partners, as well as the impact on the customer experience of necessary health and safety measures implemented at the direction of state and local governments and gaming regulators.  Risks also include fluctuations in the Company's operating results; the political climate and its effects on consumer spending and its impact on the travel industry; the state of the economy and its effect on consumer spending; the impact and effects of the local economies in the markets where the Company operates; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; developments in legalization of online gaming , the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Founded in 1975, Boyd Gaming Corporation (NYSE: BYD) is a leading geographically diversified operator of 28 gaming entertainment properties in 10 states.  The Company is also a strategic partner and 5% equity owner of FanDuel Group, the nation’s leading sports-betting and iGaming operator.  With one of the most experienced leadership teams in the casino industry, Boyd Gaming prides itself on offering its guests an outstanding entertainment experience, delivered with unwavering attention to customer service.  Boyd Gaming was recognized by Forbes magazine as the highest-ranked gaming company in America’s Best Employers for Diversity in 2021, as well as one of Nevada’s 25 Best Employers in 2020 and 2021.  For additional Company information and press releases, visit https://investors.boydgaming.com.